EXHIBIT 99.7

AMENDMENT NO. 2

TO FUNDING AND COOPERATION AGREEMENT

THIS AMENDMENT NO. 2 TO FUNDING AND COOPERATION AGREEMENT (this “Amendment No. 2”) is dated as of January 19, 2007 by and among Kingdom Hotels International, a Cayman Islands company (“Kingdom”), Cascade Investment, L.L.C., a Washington limited liability company (“Cascade” and, together with Kingdom, the “Lead Investors”), Triples Holdings Limited, an Ontario corporation (“Triples” and, together with the Lead Investors, the “Investors”), and Isadore Sharp (“Sharp” and, together with Triples, the “Sharp Parties” the Sharp Parties and the Lead Investors are referred to herein as the “Parties”) and amends that certain Funding and Cooperation Agreement, dated as of November 3, 2006, by and among the Parties, as amended by that certain Amendment No. 1 to Funding and Cooperation Agreement, dated as of December 27, 2006 (the “Funding and Cooperation Agreement”).

WHEREAS, the Parties wish to amend the Funding and Cooperation Agreement according to the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the Parties agree as follows:

1.     Amendments. Section 11 of the Funding and Cooperation Agreement, as amended by that certain Amendment No. 1 to Funding and Cooperation Agreement, is hereby amended by deleting the reference to “January 19, 2007” therein and replacing such reference with a reference to “February 2, 2007, 5:00 PM EST.”

2.     Counterparts; Facsimile Signatures. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. For purposes hereof, facsimile signatures shall be binding on the Parties to this Amendment No. 2.

3.     Full Force and Effect. Except as expressly amended or modified in this Amendment No. 2, all terms and conditions of the Funding and Cooperation Agreement shall remain in full force and effect, which terms and conditions the Parties hereby ratify and affirm.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Funding and Cooperation Agreement by their duly authorized officers as of the date first written above.

KINGDOM HOTELS INTERNATIONAL

By:	/s/ Charles S. Henry
Name:	Charles S. Henry
Title:	Authorized Signatory

CASCADE INVESTMENT, L.L.C.

By:	/s/ Michael Larson
Name:	Michael Larson
Title:	Business Manager

TRIPLES HOLDINGS LIMITED

By:	/s/ Isadore Sharp
Name:	Isadore Sharp
Title:	President

By:	/s/ Isadore Sharp
Isadore Sharp